Exhibit 99.1

Aterian Announces Updated First Quarter 2023 Net Revenue and Adjusted EBITDA Ranges

First Quarter Revenue Between $34.0 Million to $35.0 Million

First Quarter Adjusted EBITDA Loss Range Improved to $(3.9) Million to $(4.5) Million

NEW YORK, April 19, 2023 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced updates to its previously announced net revenue and adjusted EBITDA ranges for the first quarter of 2023 ended March 31, 2023.  The net revenue and adjusted EBITDA information is based on preliminary data, which has not been subjected to normal quarter end closing and review procedures.  The Company expects to report its finalized first quarter 2023 results in early May 2023.

The Company expects its first quarter net revenue to be in the range of $34.0 million to $35.0 million and adjusted EBITDA loss to be in the range of $(3.9) million to $(4.5) million, an improvement compared to the $(4.8) million and $(5.8) million range previously announced on March 9, 2023.

“Our first quarter revenue is inline with our previously announced guidance range, but our adjusted EBITDA is better than our expectations,” commented Yaniv Sarig, CEO of Aterian. "We continued to execute on liquidating our high cost inventory and expect our efforts to be completed in the second quarter as planned.  Coupled with continuing reductions in our supply chain costs, we believe we remain on track to achieve adjusted EBITDA profitability in the second half of 2023.”

The most directly comparable GAAP financial measure for Adjusted EBITDA is net loss and we expect to report a net loss for the three months ending March 31, 2023 and the second half of 2023, due primarily to interest expense and stock-based compensation expense.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a leading technology-enabled consumer product platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world's largest online marketplaces with a focus on Amazon, Shopify and Walmart. Aterian has thousands of SKUs across its many owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Non-GAAP Financial Measure

The non-GAAP financial measure referenced herein is a supplement to the corresponding financial measure prepared in accordance with U.S. GAAP. The non-GAAP financial measure referenced excludes the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. The non-GAAP financial measure has certain limitations in that it does not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.

Therefore, investors should consider the non-GAAP financial measure in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measure referenced by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has referenced Adjusted EBITDA, a non-GAAP measure, to assist investors in understanding the Company’s core net operating results on an on-going basis. This non-GAAP financial measure may also assist investors in making comparisons of the Company’s core operating results with those of other companies.

As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense and other expense, net. EBITDA and Adjusted EBITDA do not represent, and should not be considered as, alternatives to loss from operations or net loss, as determined under GAAP.

We reference EBITDA and Adjusted EBITDA because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provides useful supplemental information for investors. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.

We believe EBITDA and Adjusted EBITDA are useful to investors in assessing the operating performance of our business without the effect of non-cash items. EBITDA and Adjusted EBITDA should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA nor Adjusted EBITDA should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our EBITDA and Adjusted EBITDA may not be comparable to similar titled measures in other organizations because other organizations may not calculate EBITDA or Adjusted EBITDA in the same manner as we do. Reference to Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that both EBITDA and Adjusted EBITDA have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

●	our capital expenditures or future requirements for capital expenditures or merger and acquisitions;
●	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
●

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets; or

●	changes in cash requirements for our working capital needs.
●	Additionally, Adjusted EBITDA excludes non-cash expenses for stock-based compensation, which is and will remain a key element of our overall long-term incentive compensation package.

The most directly comparable financial measure presented in accordance with GAAP to EBITDA and Adjusted EBITDA is net loss.

We are unable to reconcile the forward-looking statements of EBITDA and Adjusted EBITDA in this press release to their nearest GAAP measures because the nearest GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

The preliminary financial information presented in this press release is based on the Company’s current expectations and may be adjusted as a result of, among other things, the completion of customary quarter-end close review procedures and financial review.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding  our expected net revenue and adjusted EBITDA range for the first quarter of 2023; our target of achieving adjusted EBITDA profitability in the second half of 2023; supply chain costs; and our ability to manage our inventory, including through liquidation of inventory. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to global shipping disruptions; our ability to continue as a going concern; our ability to meet financial covenants with our lenders; our ability to create operating leverage and efficiency when integrating companies that we acquire or have acquired, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; the impact of COVID-19, the war in the Ukraine, the rising tensions between China and Taiwan and other macroeconomic factors, including their impact on consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; the impact of intangible assets such as goodwill, and other impairments; disruptions to the Company's information technology systems, including but not limited to potential or actual security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; our ability to disrupt the consumer products industry; our ability to maintain and grow market share in existing and new product categories; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue and expenses; acquisitions of other companies and technologies and our ability to successfully integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Vice President of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

Aterian.io